Exhibit 10.3

EXECUTION VERSION

LOAN SALE AND CONTRIBUTION AGREEMENT

by and between

APOLLO DEBT SOLUTIONS BDC,

as the Seller

and

BLUEJAY FUNDING LLC,

as the Buyer

Dated as of February 18, 2025

Exhibit A	Form of Assignment
Schedule I	Portfolio Assets

LOAN SALE AND CONTRIBUTION AGREEMENT

THIS LOAN SALE AND CONTRIBUTION AGREEMENT, dated as of February 18, 2025 (as amended, modified, supplemented or restated from time to time, this “Agreement”), is between APOLLO DEBT SOLUTIONS BDC (together with its successors and assigns, “Parent,” and in its capacity as seller hereunder, together with its successors and assigns, the “Seller”); and BLUEJAY FUNDING LLC, a Delaware limited liability company (together with its successors and assigns, the “Buyer”).

WHEREAS, in the regular course of its business, the Seller originates and/or otherwise acquires Portfolio Assets; and

WHEREAS, pursuant to this Agreement, the Buyer may from time to time purchase certain assets from the Seller and the Seller may from time to time sell to the Buyer certain assets originated or acquired by the Seller in its normal course of business, together with, among other things, certain related security and rights of payment thereunder.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions.

Capitalized terms used but not defined in this Agreement shall have the meanings attributed to such terms in the Credit Agreement (as defined below), unless the context otherwise requires. In addition, as used herein, the following defined terms shall have the following meanings:

“Advance Date” means the date of each Loan made to the Buyer with respect to any Portfolio Asset under the Credit Agreement.

“Agreement” shall have the meaning provided in the first paragraph of this Agreement.

“Buyer” shall have the meaning provided in the first paragraph of this Agreement.

“Collections” means all cash collections, distributions, payments or other amounts received, or to be received by the Buyer from any Person in respect of any Portfolio Asset constituting Transferred Assets, including all principal, interest, fees, distributions and redemption and withdrawal proceeds payable to Buyer under or in connection with any such Portfolio Asset and all proceeds from any sale or disposition of any such Portfolio Asset.

“Credit Agreement” means the Credit Agreement, dated as of the date hereof, by and among the Buyer, as borrower, the Lenders from time to time party thereto, BNP Paribas, as Administrative Agent and Apollo Debt Solutions BDC, as Equity Investor and Collateral Manager, as amended, restated and supplemented from time to time.

“Excluded Amounts” means (a) any amount received by, on or with respect to any Portfolio Asset in the Transferred Assets, which amount is attributable to the payment of any tax, fee or other charge imposed by any Governmental Authority on such Portfolio Asset, (b) any amount representing escrows relating to taxes, insurance and other amounts in connection with any Portfolio Asset which is held in an escrow account for the benefit of the related obligor and the secured party (other than the Seller in its capacity as lender with respect to such Portfolio Asset) pursuant to escrow arrangements, (c) any amount with respect to any Portfolio Asset repurchased or substituted by the Seller under Article VI hereof to the extent such amount is attributable to a time after the effective date of such repurchase or substitution, (d) any Retained Fee retained by the Seller in connection with the origination of any Portfolio Asset and (e) any amount deposited into the Collection Account in error, in each case as determined by the Administrative Agent.

“Indemnified Amounts” shall have the meaning provided in Section 2.04.

“Indemnified Party” shall have the meaning provided in Section 2.04.

“Loan List” means the list of Portfolio Assets provided by the Seller to the Buyer on each Purchase Date (which list shall include an indication of each Portfolio Asset that constitutes a Participation Interest) and incorporated as Schedule I to this Agreement by reference, as such list may be amended, supplemented or modified from time to time in accordance with this Agreement.

“Parent” shall have the meaning provided in the first paragraph of this Agreement.

“Participation Interest” shall have the meaning provided in Section 2.01(i).

“Purchase”: A purchase or other acquisition by the Buyer of Transferred Assets from or as directed by the Seller pursuant to Section 2.03(e).

“Purchase Date”: Any day on which any Portfolio Asset is acquired by the Buyer pursuant to the terms of this Agreement (including any Substitution Date), and including, for the avoidance of doubt, any day on which the Buyer acquires a Participation Interest from the Seller and any day on which any Portfolio Asset is funded directly by the Buyer as set forth in Section 2.03(e).

“Purchase Price” shall have the meaning provided in Section 2.02.

“Related Documents” means, with respect to any Portfolio Asset, all agreements or documents evidencing, securing, governing or giving rise to such Portfolio Asset and all reports, certificates and similar documents delivered to lenders in connection therewith.

“Replaced Loan” shall have the meaning provided in Section 6.01.

“Repurchase Price” means, on any date of determination with respect to any Portfolio Asset, an amount at least equal to the fair market value. To the extent any Repurchase Price exceeds the fair market value (as determined by the Seller) of the related Portfolio Asset, such excess shall be deemed a capital contribution by the Seller to the Buyer.

“Retained Fee” means any reasonable origination, structuring or similar closing fee charged by the Person originating a loan on behalf of its lenders for services it has performed in connection with such origination, which is not customarily made available to the lenders as part of their return with respect to such loan, and provided such Person is entitled to retain the same in accordance with Applicable Law.

“Seller” shall have the meaning provided in the first paragraph of this Agreement.

“Substitute Loans” shall have the meaning provided in Section 6.01.

“Substitution Date” means any date on which the Seller transfers a Substitute Loan to the Buyer.

“Transferred Assets” shall have the meaning provided in Section 2.01.

“Warranty Portfolio Asset” shall have the meaning provided in Section 6.03.

Section 1.02. Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States. The symbol “$” shall mean the lawful currency of the United States of America. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Section 1.03. Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding”.

Section 1.04. Interpretation.

In this Agreement, unless a contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(iii) references to “including” means “including, without limitation”;

(iv) reference to day or days without further qualification means calendar days;

(v) unless otherwise stated, reference to any time means New York, New York time;

(vi) references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(vii) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefore; and

(viii) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.

Section 1.05. References.

All section references (including references to the preamble), unless otherwise indicated, shall be to Sections (and the preamble) in this Agreement.

Section 1.06. Calculations.

Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360-day year and the actual days elapsed in the relevant period and will be carried out to at least three decimal places.

ARTICLE II

TRANSFER OF LOAN ASSETS

Section 2.01. Sale, Transfer and Assignment.

(a) On the terms and subject to the conditions set forth in this Agreement (including the conditions to purchase set forth in Article III), on each Purchase Date, the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Buyer, and the Buyer hereby Purchases and takes from the Seller all right, title and interest (whether now owned or hereafter acquired or arising and wherever located) of the Seller (including all obligations of the Seller as lender to fund any Delayed Drawdown Collateral Obligation conveyed by the Seller to Buyer hereunder which obligations Buyer hereby assumes) in the property identified in clauses (i)-(iv) below and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, accessions, proceeds and other property consisting of, arising out of, or related to any of the following (in each case excluding the Excluded Amounts) (collectively, the “Transferred Assets”):

(i) the Portfolio Assets listed on each Loan List delivered by the Seller to the Buyer from time to time pursuant to this Agreement and all monies due, to become due or paid in respect of such Portfolio Assets on and after the related Purchase Date, including but not limited to all Collections and other recoveries thereon, in each case as they arise after the related Purchase Date;

(ii) all Liens with respect to the Portfolio Assets referred to in clause (i) above;

(iii) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Portfolio Assets referred to in clause (i) above;

(iv) all Related Documents with respect to the Portfolio Assets referred to in clause (i) above; and

(v) all income and proceeds of the foregoing.

For the avoidance of doubt, and without limiting the foregoing, the term “Transferred Assets” shall, for all purposes of this Agreement, be deemed to include any Portfolio Asset funded directly by the Buyer that is an obligation with respect to which the Seller, either itself or through related entities (including the Buyer), directly or indirectly, was involved in the original agreement which created such obligation, or any Portfolio Asset acquired by the Buyer as provided in Section 2.03(e).

(b) From and after each Purchase Date, the Transferred Assets listed on the relevant Loan List shall be deemed to be Transferred Assets hereunder.

(c) On any Purchase Date and on the Advance Date with respect to the Transferred Assets to be acquired or financed by the Buyer on that date, as applicable, the Seller shall be deemed to, and hereby does, reaffirm and certify to the Buyer as of such Purchase Date or such Advance Date, as applicable, that each of the representations and warranties in Section 4.02 is true and correct as of such Purchase Date or such Advance Date, as applicable.

(d) Except as specifically provided in this Agreement, the sale and purchase of Transferred Assets under this Agreement shall be without recourse to the Seller; it being understood that the Seller shall be liable to the Buyer for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Seller for the credit risk of the obligors. The sale and purchase of any Transferred Asset hereunder does not constitute and is not intended to result in a creation or assumption by the Buyer or any assignee of the Buyer (including the Administrative Agent for the benefit of the Secured Parties), of any obligation of the Seller as administrative agent, collateral agent or paying agent under any Portfolio Asset.

(e) In connection with each Purchase of Transferred Assets as contemplated by this Agreement, the Buyer hereby directs the Seller to, and the Seller agrees that it will deliver, or cause to be delivered, to the Securities Intermediary, each Portfolio Asset being transferred to the Buyer on such Purchase Date in accordance the applicable provisions of the Credit Agreement. The Seller shall take such action reasonably requested by the Buyer or the Administrative Agent, from time to time hereafter, that may be necessary or appropriate to ensure that the Buyer has an enforceable ownership interest and its assigns under the Credit Agreement have an enforceable and perfected security interest in the Transferred Assets Purchased by the Buyer as contemplated by this Agreement.

(f) In connection with the Purchase by the Buyer of the Transferred Assets as contemplated by this Agreement, the Seller further agrees that it will, at its own expense, indicate clearly and unambiguously in its computer files and its financial statements, on or prior to each Purchase Date, that such Transferred Assets has been Purchased by the Buyer in accordance with this Agreement.

(g) The Seller further agrees to deliver to the Buyer on or before each Purchase Date a computer file containing a true, complete and correct Loan List (which shall contain the related outstanding principal balance, loan number and obligor name for each Portfolio Asset) as of the related Purchase Date. Such file or list shall be marked as Schedule I to this Agreement, shall be delivered to the Buyer as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement as such Schedule I may be supplemented and amended from time to time.

(h) It is the intention of the parties hereto that the conveyance of all right, title and interest in and to the Transferred Assets to the Buyer as provided in Section 2.01 shall constitute an absolute sale, conveyance and transfer conveying good title, free and clear of any Lien (other than Permitted Liens) and that the Transferred Assets shall not be part of the Seller’s bankruptcy estate in the event of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding of the Seller (or in the event that a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed with respect to the Seller). Furthermore, it is not intended that such conveyance be deemed a pledge of the Portfolio Assets and the other Transferred Assets to the Buyer to secure a debt or other obligation of the Seller. If, however, notwithstanding the intention of the parties, the conveyance provided for in this Section 2.01 is determined to be a transfer for security, then this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC and the Seller hereby grants to the Buyer a duly perfected, first priority “security interest” within the meaning of Article 9 of the UCC in all right, title and interest in and to the Transferred Assets, now existing and hereafter created, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Transferred Assets together with all of the other obligations of the Seller hereunder. The Buyer shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative.

(i) Participation Interests.

(i) Notwithstanding anything to the contrary herein, any sale of a Portfolio Asset contemplated hereunder may take the form of a grant of a 100% undivided participation interest in a Loan that satisfies the Eligibility Requirements (a “Participation Interest”), the legal title to which is held by the Seller, and for which the Buyer shall acquire the Participation Interest and assume and agree to perform and comply with all assumed obligations of the Seller with respect to the related Portfolio Asset. The parties hereby agree to treat the transfer of any Participation Interests by Seller to Buyer as a sale and purchase on all of their respective relevant books and records as otherwise provided in this Section 2.01.

(ii) The Seller and the Buyer hereby acknowledge and agree that (A) each sale of a Participation Interest is being effectuated pursuant to this Agreement instead of an assignment of Seller’s legal interest in and title (the transfer of which to Buyer will not be effective until the individual assignments of the related Portfolio Asset become effective) to the related Portfolio Asset because the conditions precedent under the related underlying instruments to the transfer, assignment and conveyance of the Seller’s legal interest in and title to such Portfolio Asset may not be fully satisfied as of the applicable Purchase Date and (B) any conveyance of a Participation Interest hereunder shall have the consequence that the Seller does not have an equitable interest in the related Portfolio Asset and the Buyer holds 100% of the equitable interest in such Portfolio Asset. At no additional cost to the Buyer, the Seller will prepare individual assignments consistent with the requirements of the related underlying instruments and provide them to any Persons required under such underlying instruments, which assignments will become effective in accordance with such underlying instruments upon obtaining certain consents thereto or upon the passage of time or both. The Seller shall pay any transfer fees and other expenses payable in connection with such assignments. The Seller and the Buyer agree to use their commercially reasonable efforts to cause such assignments to become effective prior to the day that is 180 calendar days from the related Purchase Date and acknowledge. Upon any such assignment becoming effective (each, an “Assignment Effective Date”), the Seller and the Buyer agree, for administrative convenience, that the Seller shall, in accordance with the Credit Agreement (on behalf of the Buyer), transfer or cause the transfer of the related Portfolio Asset directly to the Securities Intermediary, each assigned Portfolio Asset being transferred to the Buyer.

(iii) The Seller shall direct all obligors, administrative agents and loan agents (as applicable) with respect to the participated Portfolio Asset to pay any Interest Proceeds and Principal Proceeds with respect thereto into the Collection Account. Upon the Seller’s receipt of any Interest Proceeds or Principal Proceeds, the Buyer hereby instructs the Seller to remit, and Seller shall remit, or cause to be remitted, such Interest Proceeds or Principal Proceeds, as applicable, within two Business Days of its receipt thereof directly to the Collection Account. For the avoidance of doubt, this Section 2.1(i)(iii) shall not apply to Excluded Amounts.

(iv) Upon receipt by the Buyer or the Securities Intermediary of the effective assignment of any participated Portfolio Asset pursuant to this Section 2.1(j), the Seller, for value received, hereby conveys to the Buyer, and the Buyer hereby purchases from the Seller (A) all of Seller’s right, title and interest in, to and under the assigned Portfolio Asset and (B) all right, title and interest with respect thereto (including all obligations of the Seller as lender to fund any Portfolio Asset conveyed by Seller to Buyer).

(v) The Seller shall not be obligated to make any payment to the Buyer in anticipation of the receipt of funds from the related obligor with respect to any Participation Interest. If the Seller is required at any time to return to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by the obligor to the Seller and transferred by the Seller to (and paid to) the Buyer, then the Buyer shall, on demand of the Seller, forthwith return to the Seller any such payments transferred (and paid) to the Buyer by the Seller in respect of the Participation Interest, but without interest on such payments (unless the Seller is required to pay interest on such amounts to the Person recovering such payments).

(vi) With respect to each Portfolio Asset that is the subject of a Participation Interest, in the event the Seller receives any notice or other communication concerning any amendment, supplement, consent, waiver or other modification (howsoever denominated) under or in respect of any related underlying instruments or makes any affirmative determination to exercise or refrain from exercising any rights or remedies thereunder, the Seller will give prompt notice thereof to the Buyer. In any such event, the Seller will, with respect to the Portfolio Asset that is the subject of the Participation Interest to the extent permitted by the underlying instruments, exercise all voting and other powers of consensual ownership relating to such amendment, supplement, consent, waiver or other modification (howsoever denominated) or the exercise of such rights or remedies as the Buyer directs the Seller in writing.

Section 2.02. Purchase Price.

The purchase price for each item of Transferred Assets sold to the Buyer under and for purposes of this Agreement shall be a dollar amount equal to the fair market value or reasonable equivalent thereof as determined by the Seller (the “Purchase Price”).

Section 2.03. Payment of Purchase Price.

(a) The Purchase Price for any Transferred Asset acquired by the Buyer on any Purchase Date pursuant to this Agreement shall be paid in a combination of (i) immediately available funds and (ii) if the Buyer does not have sufficient funds to pay the full amount of the Purchase Price (after taking into account any Loan the Buyer expects to receive pursuant to the Credit Agreement), by means of a capital contribution by the Seller to the Buyer.

(b) Notwithstanding any provision herein to the contrary, the Seller may on any Purchase Date elect to designate all or a portion of the Transferred Assets proposed to be transferred to the Buyer on such date as a capital contribution to the Buyer. In such event, the cash portion of the Purchase Price payable with respect to such transfer shall be reduced by that portion of the Purchase Price of the Transferred Assets that was so contributed; provided that Transferred Assets contributed to the Buyer as capital shall constitute Transferred Assets for all purposes of this Agreement. To the extent the fair market value of any Transferred Asset purchased or acquired by replacement and substitution by Buyer pursuant to this Agreement exceeds the amount of cash paid or other consideration exchanged therefore, such excess shall be deemed to be a capital contribution from the Seller to the Buyer.

(c) The Seller, in connection with each Purchase hereunder relating to any Transferred Asset, shall be deemed to have certified, and hereby does certify, with respect to the Transferred Assets to be Purchased by the Buyer on such day, that its representations and warranties contained in Article IV are true and correct on and as of such day, with the same effect as though made on and as of such day.

(d) Upon the payment of the Purchase Price for any Purchase, title to the Transferred Assets (or, in the case of a Participation Interest, the rights granted hereunder in respect thereof) included in such Purchase shall vest in Buyer, whether or not the conditions precedent to such Purchase and the other covenants and agreements contained herein were in fact satisfied; provided that Buyer shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Seller in fact to satisfy any such condition precedent, covenant or agreement.

(e) The Seller and the Buyer acknowledge and agree that, solely for administrative convenience, any assignment agreement required to be executed and delivered in connection with the transfer of a Portfolio Asset in accordance with the terms of any Related Documents may reflect that the relevant upstream seller, if any, is assigning such Portfolio Asset directly to the Buyer. Nothing in any assignment agreement shall be deemed to impair the transfer of the related Portfolio Asset by the Seller to the Buyer in accordance with the terms of this Agreement. Any such Portfolio Asset so assigned for administrative convenience shall be deemed sold and transferred by the related upstream seller to the Seller and, pursuant to this Agreement, shall be sold and transferred by the Seller to the Buyer. For the avoidance of doubt, all of the provisions of this Agreement, including without limitation the conditions precedent to all purchases, the representations and warranties of the Seller, the covenants of the Seller and the indemnity of the Seller, contained in Section 3.02, Article IV, Article V and Article VII hereof, respectively, shall apply to the Seller with equal force with respect to any such sales and assignments for administrative convenience by any related upstream seller to the Buyer as if such sale and assignment was directly from the Seller to the Buyer.

(f) Portfolio Assets may be purchased or acquired from time to time by the Buyer from the Seller or any of its Affiliates hereunder only if (i) the terms and conditions thereof are no less favorable to the Buyer than the terms it would obtain in a comparable, timely purchase or acquisition with a non-Affiliate and (ii) the transactions are effected in accordance with all Applicable Laws.

Section 2.04. Indemnification. The Seller shall indemnify the Buyer and its successors, transferees, and assigns (including each Secured Party) (each of the foregoing Persons being individually called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, any and all costs, losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of outside counsel for any Indemnified Party) in connection with investigating, preparing, responding to or defending any investigative, administrative, judicial or regulatory action, suit, claim or proceeding (all of the foregoing being collectively called “Indemnified Amounts”) incurred by any Indemnified Party or awarded against any Indemnified Party by any Person (including the Seller) arising out of any breach by the Seller of any of its obligations hereunder or arising as a result of the failure of any representation or warranty of the Seller herein to be true and correct on the date such representation or warranty was made; provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such Indemnified Amounts (w) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, fraud, bad faith or willful misconduct of such Indemnified Party or its reckless disregard of its duties hereunder or any Transaction Document, (x) result from a claim brought by the Seller against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Transaction Document, if the Seller has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, (y) any punitive, indirect, consequential, special damages, lost profits or other similar damages or (z) result from the performance or non-performance of the Portfolio Assets. If the Seller has made any payment pursuant to this Section 2.04 and the recipient thereof later collects any payments from others (including insurance companies) in respect of such amounts or is found in a final and nonappealable judgment by a court of competent jurisdiction not to be entitled to such indemnification, then the recipient agrees that it shall promptly repay to the Seller such amounts collected.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01. Conditions Precedent to Closing.

The closing hereunder of this Agreement is subject to the conditions precedent that (i) each of the conditions precedent to the execution, delivery and effectiveness of each other Transaction Document (other than a condition precedent in any such other Transaction Document relating to the effectiveness of this Agreement) shall have been fulfilled, and (ii) on or prior to the Closing Date, the Seller shall have delivered to the Buyer each of the items specified below in form and substance satisfactory to the Buyer:

(a) Counterparts of this Agreement executed on behalf of the Seller; and

(b) Filed UCC-1 financing statements naming the Seller, as debtor, the Buyer, as secured party, and the Administrative Agent, as assignee, for the benefit of the Secured Parties, describing the Transferred Assets and meeting the requirements of the laws of each jurisdiction in which it is necessary or reasonably desirable, or in which the Seller is required by Applicable Law, and in such manner as is necessary or reasonably desirable, to perfect the conveyance of the Transferred Assets to the Buyer.

Section 3.02. Conditions Precedent to all Purchases.

The obligations of the Buyer to Purchase the Transferred Assets from the Seller on any Purchase Date shall be subject to the satisfaction of the following conditions precedent that:

(a) all representations and warranties of the Seller contained in Sections 4.01 and 4.02 shall be true and correct on and as of such date as though made on and as of such date and shall be deemed to have been made on and as of such day;

(b) the Seller shall have delivered to the Buyer a duly completed Loan List that is true, accurate and complete in all respects as of the related Purchase Date;

(c) on and as of such Purchase Date, the Seller shall have performed all of the covenants and agreements required to be performed by it on or prior to such date pursuant to the provisions of this Agreement;

(d) except in connection with the transfer of a Substitute Loan in accordance with the provisions of this Agreement and the Credit Agreement, the Revolving Period shall not have ended; and

(e) no Applicable Law shall prohibit or enjoin, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of any such Purchase by the Buyer in accordance with the provisions hereof.

Section 3.03. Release of Excluded Amounts.

The parties acknowledge and agree that the Buyer has no interest in the Excluded Amounts. Promptly upon the receipt by or release to the Buyer of any Excluded Amounts, the Buyer hereby irrevocably agrees to deliver and release to the Seller such Excluded Amounts, which release shall be automatic and shall require no further act by the Buyer; provided that the Buyer shall execute and deliver such instruments of release and assignment or other documents, or otherwise confirm the foregoing release of such Excluded Amounts, as may be reasonably requested by the Seller in writing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations and Warranties Regarding the Seller.

As of the Closing Date, as of each Purchase Date and as of the date of each Advance Date, as applicable, the Seller represents and warrants to the Buyer for the benefit of the Buyer and each of its successors and assigns that:

(a) Due Organization. The Seller is duly organized or incorporated, as the case may be, and validly existing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and each other Transaction Document to which it is a party and to consummate the transactions herein and therein contemplated.

(b) Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution, delivery and performance of this Agreement by the Seller and each such other Transaction Document to which it is a party, and the consummation of the transactions contemplated herein and therein have been duly authorized by Seller and this Agreement and each other Transaction Document to which it is a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to (i) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (ii) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) Non-Contravention. The execution, delivery and performance of this Agreement by the Seller and each other Transaction Document to which it is a party and the consummation of the transactions contemplated herein and therein do not conflict with the provisions of its constituent documents and will not violate in any material way any provisions of Applicable Law or regulation or any applicable order of any court or regulatory body and will not result in the material breach of, or constitute a default, or require any consent, under any agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected, in each case as would reasonably be expected to have a Material Adverse Effect.

(d) No Adverse Proceedings. The Seller is not subject to any proceeding that would reasonably be expected to have a Material Adverse Effect.

(e) Authorizations. The Seller has obtained all consents and authorizations (including all required consents and authorizations of any Governmental Authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party and each such consent and authorization is in full force and effect except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(f) Solvency. As of the date of this Agreement the Seller is, and after giving effect to each sale of Transferred Assets hereunder it will be, solvent and it is not entering into this Agreement or any other Transaction Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors.

(g) Taxes. The Seller has timely filed all material Tax returns required by Applicable Law to have been filed by it; all such Tax returns are true and correct in all material respects; and the Seller has paid or withheld (as applicable) all material Taxes owing or required to be withheld by it (if any) shown on such Tax returns; except, in each case, (x) any such Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside in accordance with GAAP or (y) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(h) Place of Business; No Changes. The Seller’s location (within the meaning of Article 9 of the UCC) is the State of Delaware. The Seller has not changed its name, whether by amendment of its certificate of formation, by reorganization or otherwise, and has not changed its location within the four months preceding the Closing Date.

(i) Sale Treatment. Other than for consolidated accounting purposes, the Seller has treated the transfer of Transferred Assets to the Buyer for all purposes as a sale and/or capital contribution and purchase on all of its relevant books and records; provided that, solely for federal income tax reporting purposes, the Buyer is treated as a “disregarded entity” and, therefore, the transfer of the Transferred Assets will not be recognized.

(j) Back-Up Security Interest. In the event that, notwithstanding the intent of the parties, the transfers hereunder shall be characterized as loans and not as sales and/or contributions, then:

(i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Buyer in all right, title and interest of the Seller in the Transferred Assets, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Seller;

(ii) the Transferred Assets constitute “general intangibles,” “instruments,” “accounts,” “investment property,” or “chattel paper,” within the meaning of the applicable UCC;

(iii) the Seller owns and has, and upon the sale and transfer thereof by the Seller to the Buyer, the Buyer will have good and marketable title to the Transferred Assets free and clear of any Lien (other than Permitted Liens), claim or encumbrance of any Person;

(iv) the Seller has received all consents and approvals required by the terms of the Portfolio Assets to the sale of the Portfolio Assets hereunder to the Buyer (except (A) to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC and (B) for any customary procedural requirements and agents’ and/or obligors’ consents expected to be obtained in due course in connection with the transfer of the Portfolio Assets to the Buyer (except, in the case of clause (B), for any such agents’ consents where the Seller or any of its Affiliates is the agent which the Seller has or will obtain));

(v) the Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Transferred Assets granted to the Buyer under this Agreement to the extent perfection can be achieved by filing a financing statement;

(vi) except with respect to any Portfolio Asset for which there is no promissory note, all original executed copies of each promissory note that constitutes or evidences the Portfolio Assets have been Delivered by the Seller at the direction of the Buyer as required under the Credit Agreement; and

(vii) none of the promissory notes, if any, that constitute or evidence any Portfolio Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Buyer.

(k) Value Given. The cash payments, if any, received by the Seller, and the increase in the Seller’s equity interest in the Buyer as a result of any capital contribution by the Seller to the Buyer in respect of the purchase price of the Transferred Assets sold hereunder constitute reasonably equivalent value in consideration for the transfer to the Buyer of such Transferred Assets under this Agreement, such transfer was not made for or on account of an antecedent debt owed by the Seller to the Buyer, and such transfer was not and is not voidable or subject to avoidance under any applicable bankruptcy laws.

(l) Bulk Transfer Laws. The transfer, assignment and conveyance of the Transferred Assets by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

(m) Lack of Intent to Hinder, Delay or Defraud. Neither the Seller nor any of its Affiliates has sold, or will sell, any interest in any Portfolio Assets with any intent to hinder, delay or defraud any of their respective creditors.

(n) Non-consolidation. The Seller conducts its affairs such that (i) the Buyer would not be substantively consolidated in the estate of the Seller and their respective separate existences would not be disregarded in the event of the Seller’s bankruptcy and (ii) in its capacity as designated manager of the Buyer, such that Buyer is in compliance with the provisions of its constituent documents (provided, however, Seller does not hereby agree to maintain the solvency of the Buyer or agree to pay any of the Buyer’s obligations or liabilities).

(o) Accuracy of Information. No information (other than projections, forward-looking information, general economic data, or industry information) heretofore furnished by or on behalf of the Seller in writing to the Buyer in connection with this Agreement or any transaction contemplated hereby or thereby (after taking into account all updates, modifications and supplements to such information) contains (to the extent any such information was furnished by, or relates to, a third party, to the Seller’s knowledge), when taken as a whole, as of its delivery date (and as updated or supplemented after such date), any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

(p) Set-Off, etc. To the knowledge of the Seller after reasonable inquiry, such Portfolio Asset has not been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Seller or by the obligor thereof, and at such time such Portfolio Asset is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning such Portfolio Asset or otherwise, by the Seller or by the obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Portfolio Assets otherwise permitted under the Transaction Documents.

(q) Good and Marketable Title. Other than the security interest granted to the Buyer pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Portfolio Assets, except for security interests, if any, with respect to such Portfolio Assets that will be released on or prior to the applicable Purchase Date. The Seller has not authorized the filing of and is not aware of any financing statements naming the Seller as debtor that include a description of collateral covering the Portfolio Assets other than (x) with respect to any security interest will be released on or prior to the applicable Purchase Date or (y) any other financing statement (A) relating to the security interest granted to the Buyer under this Agreement, or (B) that has been terminated or for which a release or partial release has been or will be timely filed. The Seller is not aware of the filing of any judgment or tax Lien filings against the Seller.

Section 4.02. Representations and Warranties of the Seller Relating to the Agreement and the Transferred Assets.

The Seller hereby represents and warrants to the Buyer as of each Purchase Date, each Assignment Effective Date and each Advance Date with respect to the Transferred Assets to be acquired by the Buyer on that date, as applicable:

(a) Valid Transfer and Security Interest. This Agreement constitutes a valid transfer to the Buyer of all right, title and interest of the Seller in, to and under all of the Transferred Assets, free and clear of any Lien of any Person claiming through or under the Seller or its Affiliates, except for Permitted Liens. Neither the Seller nor any Person claiming through or under Seller shall have any claim to or interest in the Collection Account and if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Seller in such property as a debtor for purposes of the UCC.

(b) Eligibility of Transferred Assets. As of each Purchase Date and each Advance Date, as applicable (i) the Loan List is an accurate and complete listing of all Transferred Assets as of the related Purchase Date or the related Advance Date, as applicable, and the information contained therein with respect to the identity of such Transferred Assets and the amounts owing thereunder is true and correct in all material respects as of the related Purchase Date or the related Advance Date, as applicable, (ii) as of its Purchase Date and as of its Advance Date, each such Portfolio Asset satisfies or satisfied, as applicable, the Eligibility Requirements (unless otherwise consented to by the Administrative Agent) and, except as otherwise permitted hereunder, the Concentration Limitations shall be satisfied (unless otherwise consented to by the Administrative Agent), and (iii) the representations and warranties set forth in Section 4.02(a) are true and correct with respect to each item of Transferred Assets.

(c) No Fraud. Each Portfolio Asset was originated without any fraud or material misrepresentation by the Seller or, to the best of the Seller’s knowledge, on the part of the obligor.

Section 4.03. Representations and Warranties Regarding the Buyer.

By its execution of this Agreement, the Buyer represents and warrants to the Seller that:

(a) Due Organization. The Buyer is duly organized or incorporated, as the case may be, and validly existing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and each other Transaction Document to which it is a party and to consummate the transactions herein and therein contemplated.

(b) Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution, delivery and performance of this Agreement by the Buyer and each other Transaction Document to which it is a party, and the consummation of the transactions contemplated herein and therein have been duly authorized by Buyer and this Agreement and each other Transaction Document to which it is a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to (i) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (ii) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) Non-Contravention. The execution, delivery and performance of this Agreement by the Buyer and each other Transaction Document to which it is a party and the consummation of the transactions contemplated herein and therein do not conflict with the provisions of its constituent documents and will not violate in any material way any provisions of Applicable Law or regulation or any applicable order of any court or regulatory body and will not result in the material breach of, or constitute a default, or require any consent, under any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected, in each case as would reasonably be expected to have a Material Adverse Effect.

(d) No Adverse Proceedings. The Buyer is not subject to any Adverse Proceeding.

(e) Authorizations. The Buyer has obtained all consents and authorizations (including all required consents and authorizations of any Governmental Authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party and each such consent and authorization is in full force and effect except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(f) Place of Business; No Changes. The Buyer’s location (within the meaning of Article 9 of the UCC) is the State of Delaware. The Buyer has not changed its name, whether by amendment of its certificate of formation, by reorganization or otherwise, and has not changed its location, within the four months preceding the Closing Date.

(g) Sale Treatment. Other than for consolidated accounting purposes of the Seller, the Buyer has treated the transfer of Portfolio Assets from the Seller for all purposes as a sale and/or capital contribution and purchase on all of its relevant books and records; provided that, solely for federal income tax reporting purposes, the Buyer is treated as a “disregarded entity” and, therefore, the transfer of the Portfolio Assets will not be recognized.

Section 4.04. Ordinary Course of Business.

Each of the Seller and the Buyer represents and warrants to the other as to itself that in the event the conveyances of the Transferred Assets provided for in Section 2.01(a) of this Agreement are determined by a court of competent jurisdiction to be a transfer for security purposes, each remittance of payments, if any, by the Seller hereunder to the Buyer under this Agreement will have been (i) in payment of an obligation incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Buyer, as the case may be, and (ii) made in the ordinary course of business or financial affairs of the Seller and the Buyer.

The representations and warranties set forth in Article IV shall survive (i) the transfer of the Portfolio Assets to the Buyer, (ii) the termination of the rights and obligations of the Buyer and the Seller under this Agreement and (iii) the termination of the rights and obligations of the Buyer and the Seller under the Credit Agreement. Upon discovery by an authorized officer of the Buyer or the Seller of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

ARTICLE V

COVENANTS

Section 5.01. Affirmative Covenants of the Seller.

From the date hereof until the payment in full of the Obligations:

(a) Preservation of Limited Liability Company Existence. The Seller shall do or cause to be done all things reasonably necessary to (i) preserve and keep in full force and effect its existence as a limited liability company and take all reasonable action to maintain its rights, franchises, licenses and permits material to its business in the jurisdiction of its formation, except where failure to do so would not reasonably be expected to have a Material Adverse Effect, and (ii) qualify and remain qualified as a limited liability company in good standing in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of the Transaction Documents or any of the Transferred Assets, except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b) Delivery of Collections. The Seller will cause all payments relating to all Transferred Assets to be remitted directly to the Collection Account. In the event any payments relating to any Transferred Asset are remitted directly to the Seller or any Affiliate of the Seller (other than the Buyer), the Seller will remit (or will cause all such payments to be remitted) directly to the Collection Account promptly following receipt thereof, and, at all times prior to such remittance, the Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Buyer (and its assignees).

(c) Protection of Interest in Transferred Assets. The Seller shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be reasonably necessary to secure the rights and remedies of the Buyer and to grant more effectively all or any portion of the Transferred Assets, maintain or preserve the security interest (and the priority thereof) of this Agreement or to carry out more effectively the purposes hereof.

(d) Separate Identity. The Seller acknowledges that the Administrative Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by the Credit Agreement in reliance upon the Buyer’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller. Therefore, from and after the date hereof, the Seller will take all reasonable steps to maintain the Buyer’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller and to make it manifest to third parties that the Buyer is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate (except as otherwise required under GAAP, applicable tax law or as required herein). Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller agrees that:

(i) the Seller will take all other actions necessary on its part to ensure that the Buyer is at all times in compliance with Section 9(b)(ii) of the Credit Agreement (provided, however, that the Seller does not hereby guaranty the solvency of the Buyer, agree to pay any of the Buyer’s obligations, or provide any guaranty or indemnity with respect to liabilities of the Buyer resulting from the performance or non-performance of the Portfolio Assets);

(ii) the Seller shall maintain corporate records and books of account separate from those of the Buyer;

(iii) the annual financial statements of the Seller shall disclose the effects of the Seller’s transactions in accordance with GAAP and the annual financial statements of the Seller shall not reflect in any way, other than by virtue of the Buyer being included in the consolidated financial statements of the Seller and any related disclosures as is necessary or appropriate under GAAP or applicable federal securities laws and regulations, that the assets of the Buyer, including, without limitation, the Transferred Assets, could be available to pay creditors of the Seller or any other Affiliate of the Seller;

(iv) the resolutions, agreements and other instruments underlying the transactions described herein shall be continuously maintained by the Seller as official records;

(v) the Seller shall maintain an arm’s-length relationship with the Buyer and will not hold itself out as being liable for the debts of the Buyer;

(vi) except as permitted by the Credit Agreement, the Seller shall keep its assets and its liabilities wholly separate from those of the Buyer;

(vii) the Seller will avoid the appearance, and promptly correct any known misperception of any of its creditors, that the assets of the Buyer are available to pay the obligations and debts of the Seller (it being understood that the Buyer may be consolidated with the Seller as is necessary or appropriate under GAAP and included in the Seller’s consolidated financial statements as contemplated above); and

(viii) to the extent that the Seller manages the Portfolio Assets and performs other services on the Buyer’s behalf, it will clearly identify itself as an agent for the Buyer in the performance of such duties, provided, however, that the Seller will not be required to so identify itself when communicating with obligors not in its capacity as agent for the Buyer but rather in its capacity as agent for a group of lenders.

(e) Cooperation with Requests for Information or Documents. The Seller will cooperate fully with all reasonable requests of the Buyer regarding the provision of any information or documents in the possession of or reasonably obtainable by the Seller without undue burden or expense which are necessary or desirable, including the provision of such information or documents in electronic or machine–readable format, to allow each of the Buyer and its assignees (including, without limitation, the Administrative Agent) to carry out their responsibilities under the Transaction Documents.

Section 5.02. Negative Covenants of the Seller.

From the date hereof until the payment in full of the Obligations:

(a) Change of Name or Location of Loan Files. The Seller shall not change its name, move the location of its principal place of business and chief executive office, or change the jurisdiction of its formation, unless the Seller gives written notice thereof to the Buyer and the Administrative Agent and takes all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest (subject to Permitted Liens) of the Buyer and the Administrative Agent, for the benefit of the Secured Parties, in the Transferred Assets.

(b) Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale of the Transferred Assets by the Seller to the Buyer; provided that for federal income tax reporting purposes, the Buyer is treated as a “disregarded entity” and, therefore, the transfer of Transferred Assets by the Seller to the Buyer hereunder will not be recognized.

ARTICLE VI

OPTION TO REPURCHASE AND SUBSTITUTE TRANSFERRED ASSETS

Section 6.01. Substitution of Portfolio Assets.

So long as the Seller is permitted to do so pursuant to Section 5(e) of the Credit Agreement, the Seller may, subject to the conditions set forth in said section and in this Section 6.01, replace any Portfolio Asset with one or more other Portfolio Assets; provided that no such replacement shall occur unless each of the following conditions is satisfied as of the date of such replacement and substitution:

(a) the Seller has notified the Buyer and the Administrative Agent in writing identifying the Portfolio Asset to be replaced (a “Replaced Loan”) and the Portfolio Asset(s) to be substituted therefor (each, a “Substitute Loan”);

(b) all representations and warranties of the Seller contained in Sections 4.01 and 4.02 that relate to Seller’s title to the applicable Portfolio Asset or its ability to transfer or assign such Portfolio Asset hereunder shall be true and correct as of the date of substitution of any such Substitute Loan;

(c) the repurchase and substitution limits set forth in Section 5(e) of the Credit Agreement applicable to any such substitution are satisfied;

(d) the Seller shall deliver to the Buyer on the date of such substitution a revised Schedule I that shall include such Substitute Loan(s) and shall have deleted such Replaced Loan(s);

(e) each of the conditions set forth in Section 5(e) of the Credit Agreement that are applicable to such substitution are satisfied (or waived by the Administrative Agent in its sole discretion); and

(f) the Seller shall deliver to the Buyer and the Administrative Agent on the date of such substitution an assignment substantially in the form of Exhibit A hereto with respect to such Substitute Loan(s).

Contemporaneously with the receipt of the Substitute Loan, the Buyer shall sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, all the right, title and interest of the Buyer in and to any Replaced Loan pursuant to this Section 6.01, and the Buyer shall cause the Administrative Agent to release the Lien of the Credit Agreement thereon.

Section 6.02. Seller’s Optional Right to Repurchase Portfolio Assets.

(a) In addition to its right of substitution hereunder, so long as the Seller is permitted to do so pursuant to Section 5(e) of the Credit Agreement, the Seller may, subject to the conditions set forth in Section 5(e) of the Credit Agreement (as such conditions relating to the Buyer are satisfied by the Buyer) and this Section 6.02, repurchase any Portfolio Asset that exceeds the Concentration Limitations or that does not satisfy the Eligibility Criteria at the Repurchase Price, provided that no such repurchase shall occur unless each of the following conditions is satisfied as of the date thereof:

(i) the repurchase and substitution limits set forth in Section 5(e) of the Credit Agreement applicable to any such repurchase are satisfied; and

(ii) the Seller shall deposit in the Collection Account the Repurchase Price with respect to such Portfolio Asset as of the date of such repurchase.

(b) Promptly upon request of the Seller to do so, the Buyer (or the Collateral Manager on behalf of the Buyer) shall determine each component of the Repurchase Price and shall notify the Seller of each thereof and of the Repurchase Price with respect thereto should the Seller elect to exercise its repurchase option. No later than ten (10) Business Days after receipt of such information, the Seller may, at its option, by written notice to the Buyer, the Collateral Manager, the Custodian and the Administrative Agent, elect to exercise its right to repurchase such Portfolio Asset and, on such date or within five (5) Business Days thereafter, repurchase such Portfolio Asset. Failure by the Seller to exercise such option to repurchase any Portfolio Asset at any time shall not affect the ability of the Seller to exercise such right at a later date with respect to such Portfolio Asset provided the Repurchase Price is redetermined at such later time.

(c) Contemporaneously with the receipt of the Repurchase Price, the Buyer shall sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, all the right, title and interest of the Buyer in and to any Portfolio Asset repurchased by the Seller pursuant to Section 6.02(a), and the Buyer shall cause the Administrative Agent to release the Lien of the Credit Agreement thereon.

Section 6.03. Warranty Portfolio Assets. Notwithstanding any provision of this Agreement or the Credit Agreement to the contrary, the Seller agrees that, in the event of a material breach of any representation or warranty applicable to any Portfolio Asset set forth in Sections 4.01 or 4.02 of this Agreement, in each case as of the Purchase Date with respect thereto, and solely to the extent such representation or warranty relates to the Seller’s title to the applicable Portfolio Asset or its ability to transfer or assign such Portfolio Asset hereunder (each such Portfolio Asset, a “Warranty Portfolio Asset”), no later than 30 days after the earlier of (x) knowledge of such breach on the part of a responsible officer of the Seller and (y) receipt by a responsible officer of the Seller of written notice thereof given by the Buyer, the Administrative Agent or any other Secured Party, the Seller shall either (a) deposit in the Collection Account the Repurchase Price with respect to such Portfolio Asset to which such breach relates and contemporaneously with the receipt of the Repurchase Price, the Buyer shall sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, all the right, title and interest of the Buyer in and to such Warranty Portfolio Asset, and the Buyer shall cause the Administrative Agent to release the Lien of the Credit Agreement thereon or (b) subject to the conditions set forth in Section 5(e) of the Credit Agreement and Section 6.01 (other than clause (c) thereof) of this Agreement, replace any Portfolio Asset with one or more other Portfolio Assets; provided, further, that no such repayment or substitution shall be required to be made with respect to any Warranty Portfolio Asset (and such Portfolio Asset shall cease to be a Warranty Portfolio Asset) if, on or before the expiration of such 30 day period, such applicable representations and warranties in Sections 4.01 or 4.02 of this Agreement with respect to such Warranty Portfolio Asset shall be made true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) with respect to such Warranty Portfolio Asset as if such Warranty Portfolio Asset had been conveyed to the Buyer on such day.

Nothing in this Article VI shall be deemed to permit the Seller to repurchase or substitute any Portfolio Asset (i) on any date on which the conditions set forth in Section 5 are not satisfied or (ii) following the occurrence and during the continuance of an Event of Default, in each case, without the prior written consent of the Administrative Agent (which consent may be granted or denied in the Administrative Agent’s sole discretion).

ARTICLE VII

MISCELLANEOUS

Section 7.01. Amendments and Waivers.

Except as provided in this Section 7.01, no amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Buyer and Seller and consented to in writing by the Administrative Agent, other than an amendment to this Agreement to incorporate by reference and/or amend a Loan List on the related Purchase Date.

Section 7.02. Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed, e-mailed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five (5) days after being deposited in the United States mail, first class postage prepaid, (b) notice by e-mail or by facsimile mail, when electronic confirmation or verbal communication of receipt is obtained.

Section 7.03. Binding Effect; Benefit of Agreement.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 7.04. Governing Law; Submission to Jurisdiction; Etc.

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of New York.

(b) Submission to Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (collectively, “Proceedings”), each party hereto irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any party hereto from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE.

LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.05. Certain Taxes. The Seller shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder.

Section 7.06. Non-Petition. The Seller hereby agrees not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of the Buyer or any similar proceedings, in each case prior to the date that is one year and one day (or if longer, any applicable preference period plus one day) after the payment in full of all amounts owing to the parties hereto and the termination of all Obligations (other than contingent indemnification obligations for which no claim giving rise thereto has been asserted) pursuant to the Credit Agreement. The foregoing restrictions are a material inducement for the parties hereto to enter into this Agreement and are an essential term of this Agreement. Each of the Buyer, the Custodian and the Administrative Agent may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, winding-up, liquidation or similar proceedings. The Buyer shall promptly object to the institution of any bankruptcy, winding up, liquidation or similar proceedings against it and take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that such obligation shall be subject to the availability of funds therefor. Nothing in this Section 7.06 shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this Section that was instituted by the Buyer or against the Buyer by any Person other than a party hereto.

Section 7.07. Recourse Against Certain Parties. Notwithstanding any other provision of this Agreement, no recourse under any obligation, covenant or agreement of the Seller contained in this Agreement shall be had against any incorporator, stockholder, partner, officer, director, member, manager, employee, advisor or agent of the Seller or any of its Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Seller and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee, advisor or agent of the Seller or any of its Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of the Seller contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Seller of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee, advisor or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

Section 7.08. Execution in Counterparts; Severability; Integration.

This Agreement may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including fee letters) executed in connection herewith (including, without limitation, the Transaction Documents) contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 7.09. Headings, Exhibits and Schedules.

The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The exhibits and schedules attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 7.10. Assignment.

Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Buyer or the Seller except with the consent of the other party and the Administrative Agent and as otherwise permitted by the Credit Agreement. Simultaneously with the execution and delivery of this Agreement, the Buyer shall assign all of its right, title and interest herein to the Administrative Agent for the benefit of the Secured Parties, to which assignment the Seller hereby expressly consents. Upon assignment, the Seller agrees to perform its obligations hereunder for the benefit of the Administrative Agent for the benefit of the Secured Parties. The Administrative Agent, in such capacity shall each be a third party beneficiary hereof. The Administrative Agent on behalf of the Secured Parties under and in accordance with the Credit Agreement may enforce the provisions of this Agreement, exercise the rights of the Buyer and enforce the obligations of the Seller hereunder without joinder of the Buyer.

Section 7.11. No Waiver; Cumulative Remedies.

No failure on the part of the Buyer or the Seller to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

APOLLO DEBT SOLUTIONS BDC, as the Seller

By: Apollo Credit Management, LLC, its investment manager

By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Vice President

Address for Notices:

Apollo Debt Solutions BDC 9 West 57th Street, 41st Floor
New York, New York 10019
Attention: Kristin Hester
Email: ADSFinance@Apollo.com; RegulatedFundsLegal@Apollo

BLUEJAY FUNDING LLC, as the Buyer

By: Apollo Debt Solutions BDC, its sole member

By: Apollo Credit Management, LLC, its investment manager

By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Vice President

Address for Notices:

c/o Apollo Debt Solutions BDC 9 West 57th Street, 41st Floor
New York, New York 10019
Attention: Kristin Hester
Email: ADSFinance@Apollo.com; RegulatedFundsLegal@Apollo

[Signature Page to Loan Sale and Contribution Agreement]

Exhibit A

Form of Assignment

[ Date ]

In accordance with the Loan Sale and Contribution Agreement (together with all amendments and modifications from time to time thereto, the “Agreement”), dated as of February 18, 2025, made by and between the undersigned, APOLLO DEBT SOLUTIONS BDC, as the Seller (together with its successors and permitted assigns, the “Seller”), and BLUEJAY FUNDING LLC, as the Buyer (together with its successors and permitted assigns, the “Buyer”), as assignee thereunder, the undersigned does hereby sell, transfer, convey and assign, set over and otherwise convey to the Buyer, all of the Seller’s right, title and interest in and to the following (including, without limitation, all obligations of the lender to fund any Delayed Drawdown Collateral Obligation conveyed by the undersigned to Buyer hereunder which obligations Buyer hereby assumes):

(i) the Portfolio Assets listed on Schedule I attached hereto (which Schedule I is hereby incorporated by reference in and shall become part of the Loan List referred to as Schedule I in the Agreement), all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the Purchase Date and all Collections and other recoveries thereon, in each case as they arise after the Purchase Date;

(ii) all Liens with respect to the Portfolio Assets referred to in clause (i) above (except to the extent such Liens are held in a capacity as an administrative agent or collateral agent);

(iii) all Related Documents with respect to the Portfolio Assets referred to in clause (i) above; and

(iv) all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, proceeds and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

Capitalized terms used herein have the meaning given such terms in the Agreement.

This Assignment is made pursuant to and in reliance upon the representations and warranties on the part of the undersigned contained in Article IV of the Agreement and no others.

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed on the date written above.

APOLLO DEBT SOLUTIONS BDC

By:
Name:
Title:

A-2

Schedule I

Loan List

[To be provided separately]